Exhibit 99.2

FOR IMMEDIATE RELEASE

MERCANTILE BANKSHARES CORPORATION AND COMMUNITY BANK OF NORTHERN VIRGINIA ANNOUNCE DEFINITIVE MERGER AGREEMENT

$212 million acquisition significantly increases Bankshares’ presence in the high growth Northern Virginia market.

Bankshares to combine Mercantile-Safe Deposit and Trust and Mercantile Potomac banking affiliates.

Community Bank to become part of new Washington, D.C. division.

BALTIMORE, MD, and STERLING, VA, January 25, 2005 - Mercantile Bankshares Corporation (Nasdaq: MRBK) (Bankshares) and Community Bank of Northern Virginia (Nasdaq: CBNV) (Community Bank) today announced a definitive merger agreement in which Bankshares will acquire Community Bank in a transaction approximately valued at $212 million in stock and cash.  The acquisition of Community Bank will bring to Bankshares $880 million in total assets, $654 in gross loans, $649 million in total deposits, and 13 full-service branches located in the affluent, fast-growing markets of Northern Virginia and suburban Washington, D.C.  The transaction, unanimously approved by directors of both companies, will result in a substantial presence in Northern Virginia, enabling Bankshares to penetrate further this important high growth market.

Under terms of the agreement, shareholders of Community Bank will be entitled to elect to receive either .4005 shares of Bankshares stock for each share of Community Bank stock they hold, or cash in the amount of $20.375 for each such share, so long as 60% of the total consideration is paid in Bankshares stock and 40% in cash (excluding options).  Elections will be subject to proration procedures.  It is anticipated that the transaction will be completed by the second quarter of 2005, pending regulatory approvals and the approval of Community Bank’s shareholders.

Shareholders of Community Bank holding approximately 30% of the outstanding shares of Community Bank have committed to vote in favor of the transaction.

“The Washington, D.C. market has been one of increased focus for Mercantile. While we have made great progress to date, this acquisition significantly advances our plans for growth, specifically targeting the highly attractive Fairfax and Loudoun Counties in Northern Virginia,” said Edward J. Kelly III, Chairman, President and CEO of Bankshares. “Community Bank has a strong franchise and shares our commercially-oriented, customer-focused approach to business.  We believe their organization will fit well with the Mercantile culture and are excited about the addition of effective managers and talented bankers.”

 “I am excited about this partnership.  It makes excellent economic and business sense,” said David P. Summers, President and CEO of Community Bank. “Mercantile’s network of community banks, its specialized corporate banking services and its wealth management capabilities will significantly enhance our ability to provide value for our customers.  I look forward to being an integral part of Mercantile’s plan to expand their franchise in Northern Virginia.”

In a related strategic move, Bankshares will combine its two metropolitan affiliates, the $4.7 billion asset Mercantile-Safe Deposit and Trust Company (MSD&T), operating in the Baltimore market, and the $1 billion asset Mercantile Potomac Bank, operating in the greater Washington, D.C. metropolitan area.  The Washington, D.C. operation will become a division of MSD&T and will continue to do business as Mercantile Potomac Bank under the leadership of current President and CEO, Kenneth C. Cook.  Mercantile Potomac Bank’s directors will join the board of MSD&T. It is anticipated that the transaction will be completed early in the second quarter of 2005, pending regulatory approvals.

“Combining both of our metropolitan banks into a single entity brings the resources and capital of our lead bank to bear throughout metropolitan Washington and Northern Virginia,” said Mr. Kelly.  “By operating Mercantile Potomac Bank as a stand-alone division, we will be able to keep the local identity and local-decision making that is so important to our affiliate model. Additionally, the consolidation streamlines the credit process for large commercial borrowers, as any need for loan participations is eliminated.”

Upon approval of the acquisition, Community Bank will be combined with MSD&T’s Mercantile Potomac Bank division, resulting in total assets for MSD&T of more than $6 billion.  An integration team is being formed with representatives from both Mercantile Potomac Bank and Community Bank.  Two to three current Community Bank directors will be added to the board of MSD&T.  Bankshares expects to eliminate approximately 25% of the operating expenses of Community Bank through limited branch consolidation and elimination of administrative and operational redundancies.  Community Bank customers will continue to have access to high quality, community-based banking, while enjoying the benefits that a larger parent organization can provide.

The transaction is subject to, and requires the approval of, Community Bank’s shareholders and banking and other regulators. Lehman Brothers, Inc. acted as financial adviser to Bankshares; Davis Polk & Wardwell and Venable LLP acted as Bankshares’ legal counsel. Sandler O’Neill & Partners, L.P. acted as financial adviser to Community Bank, and Hunton & Williams LLP acted as its legal counsel.

Also, this morning, both Bankshares and Community Bank each announced their respective results for the fourth quarter of 2004 by separate press releases.

Mercantile Bankshares Corporation, with more than $14 billion in assets, is a regional multibank holding company headquartered in Baltimore, Md.  It is comprised of Mercantile-Safe Deposit and Trust Company, 12 community banks and a mortgage banking company.  Its affiliate banks serve communities in Maryland, Washington, D.C., Northern Virginia, the Delmarva Peninsula and southern Pennsylvania.

Community Bank of Northern Virginia, with assets of approximately $880 million, is headquartered in Sterling, Va. It operates 13 banking offices in Fairfax and Loudoun Counties, with the 14th office opening in Prince William County in February.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Community Bank of Northern Virginia (“Community Bank”) and Mercantile Bankshares Corporation (“Bankshares”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Bankshares’ and Community Bank’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Bankshares and Community Bank and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Bankshares and Community Bank may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of Community Bank may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Bankshares’ and Community Bank’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy.  Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form

10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Bankshares with the Securities and Exchange Commission and available on the SEC’s Internet site www.sec.gov and by Community Bank with the Federal Deposit Insurance Corporation and available on Community Bank’s Internet site www.cbnv.com.

Bankshares and Community Bank caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Mercantile or Community Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Bankshares and Community Bank do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Community Bank and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Community Bank in connection with the Merger.  Information about the directors and executive officers of Community Bank and their ownership of Community Bank common stock is set forth in the proxy statement, dated April 30, 2004, for Community Bank’s 2004 annual meeting of shareholders, as filed with the FDIC on a Schedule 14A which is available on Community Bank’s Internet site.  Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus to be distributed to Community Bank’s shareholders in connection with the Merger when it becomes available.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Community Bank and Bankshares intend to file with the SEC and FDIC a proxy statement/prospectus and other relevant materials in connection with the Merger. The proxy statement/prospectus will be mailed to the shareholders of Community Bank. Investors and security holders of Community Bank are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Community Bank, Bankshares and the Merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Community Bank or Bankshares may be obtained free of charge at the SEC’s Web site at www.sec.gov or at the Community Bank Web site at www.cbnv.com.  In addition, investors and security holders may obtain free copies of the documents filed with the FDIC by Community Bank by contacting Dale Phelps, Community Bank of Northern Virginia, 107 Free Court, Sterling, VA 20164, telephone 703-444-7634 or from Community Bank’s Web site at www.cbnv.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Bankshares by contacting David Borowy, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201, telephone 410-347-8039 or from Bankshares’ Web site at www.mrbk.com/invest/sec.html.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Bankshares previously announced plans to release its fourth quarter 2004 earnings on Tuesday, January 25, 2005 at 7:00 a.m. EST and will hold a conference call on Tuesday, January 25, 2005, at 10:00 a.m. EST.  A discussion of this merger transaction as well as the affiliate reorganization will be included in the same conference call. To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call.  A Webcast of the conference call and the investor presentation materials also will be available on the Internet at www.mrbk.com/invest/share_news.html.

The conference call will be available for replay until March 15, 2005, at www.mercantile.com, Investor Relations, Shareholder News.  An audio replay is also available until March 15, 2005, by dialing 877-519-4471 and the access code/pin 4644353. A transcript of the January 25, 2005, Webcast and conference call will be available within 24 hours of the call at www.mercantile.com/invest/share_news.html.

For Mercantile Bankshares:

Investor Contact:

David Borowy
410-347-8361
david.borowy@mercantile.net

For Community Bank of Northern Virginia:

Investor/Media Contact:

Dave Summers
703-762-7370
dsummers@cbnv.com